UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2020

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01. Entry into a Material Definitive Agreement

Employment Agreement with Scott Longval

On October 21, 2020, Intricon Corporation (the “Company”) entered into an employment agreement, dated as of October 1, 2020, with Scott Longval, the president, chief executive officer and chief financial officer of the Company. The agreement with Mr. Longval was approved by the Compensation Committee of the Board of Directors on October 20, 2020. The employment agreement replaces Mr. Longval’s prior employment agreement and reflects his new positions as president and CEO and a commensurate salary increase. Mr. Longval will continue to serve as chief financial officer of the Company until a replacement for such position is appointed by the Board of Directors.

The employment agreement contains the following material terms:

•	a base salary of $400,000, subject to adjustment, but not a decrease (other than as part of an across-the-board salary reduction that applies in the same manner to all senior executives), from time to time in the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors;

•	a performance bonus of up to such percentage of his base salary as the Compensation Committee of the Board of Directors may determine;

•	participation in the Company employee benefit plans and programs available to similarly situated employees;

•	a grant of 16,299 restricted stock units, vesting in equal one-third annual installments beginning on the first anniversary of the date of grant;

•	reimbursement for the cost of an annual executive physical;

•	in the event of the termination of Mr. Longval’s employment by the Company other than for cause, death or disability, the payment of Mr. Longval’s base salary for a severance period of two years and reimbursement for a percentage of his health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of 18 months;

•	in the event that (i) there occurs a change in control of the Company or sale of the Company's assets accounting for 90% of more of the Company's sales and (ii) Mr. Longval’s employment is involuntarily terminated within one year afterwards, payment of his base salary for two years in a lump sum and reimbursement for a percentage of his health insurance premiums under COBRA for a period of 18 months;

•	in the sole and absolute discretion of the Board of Directors, in the event that Mr. Longval is terminated other than for cause, death or disability, or there occurs a change of control of the Company followed by Mr. Longval's involuntary termination, the Company may elect to pay Mr. Longval a prorated amount of the bonus that Mr. Longval would have been entitled to receive for the year in which he was terminated;

•	a one year non-competition covenant (two years if Mr. Longval is entitled to severance) and covenants concerning confidentiality and inventions; and

•	If Mr. Longval’s employment is terminated by the Company for any reason other than for cause, death or disability or if Mr. Longval terminates his employment under circumstances that would constitute an involuntary termination, then:

•	any outstanding stock options:

•	if unvested, shall accelerate, vest and be exercisable on the later of the first anniversary of the date of grant of such options and the date of termination of employment, and

•	may be exercised by Mr. Longval or his legal representative, estate, personal representative or beneficiary for a period equal to the unexpired term of the stock option, notwithstanding Mr. Longval’s termination, and

•	any unvested restricted stock units shall automatically vest and become free of all restrictions and conditions, less applicable withholdings, on the later of the first anniversary of the date of grant of such restricted stock units and the date of termination of employment, notwithstanding Mr. Longval’s termination.

As used in the agreement:

“Asset sale” means the sale of the assets of the Company (including the stock or assets of subsidiaries of the Company) to which are attributable 90% or more of the consolidated sales volume of the Company.

“Cause” means the following, provided that, in the case of circumstances described in the fourth through sixth bullets below, the Company must have first given written notice to Mr. Longval, and Mr. Longval shall have failed to remedy the circumstances as determined in the sole discretion of the Board of Directors within 30 days:

•	fraud or dishonesty in connection with Mr. Longval’s employment or theft, misappropriation or embezzlement of the Company’s funds or other property;

•	conviction of any felony, crime involving fraud or knowing misrepresentation, or of any other crime (whether or not such felony or crime is connected with his employment) the effect of which in the reasonable judgment of the Board of Directors is likely to adversely affect the Company or its affiliates;

•	material breach of Mr. Longval’s obligations under the agreement;

•	repeated and consistent unauthorized failure of Mr. Longval to be present at work during normal business hours;

•	willful violation of any Company policy or any express lawful direction or requirement established by the Board of Directors, as determined by a majority of Board of Directors;

•	insubordination, gross incompetence or misconduct in the performance of, or gross neglect of, Mr. Longval’s duties hereunder, as determined by a majority of Board of Directors; or

•	use of alcohol or other drugs which interfere with Mr. Longval’s performance of his duties, or use of any illegal drugs or narcotics.

“Change of control” of the Company means an “asset sale” or a “change in majority stock ownership.”

“Change in majority stock ownership” means the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any affiliate or associate as defined in Rule 12b-2 under the Exchange Act of such person, or any group of persons acting in concert, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of capital stock of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s then outstanding securities.

“Involuntary termination” means:

•	any termination of the employment of Mr. Longval by the Company other than for cause, death or disability; or

•	any termination of employment by Mr. Longval following:

•	a material diminution in Mr. Longval's base compensation;

•	a material diminution in Mr. Longval's authority, duties, or responsibilities;

•	a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. Longval is required to report, including a requirement that Mr. Longval report to a corporate officer or employee instead of reporting directly to the Board of Directors;

•	a material diminution in the budget over which Mr. Longval retains authority;

•	a material change in the principal geographic location at which Mr. Longval must perform the services, unless such change reduces the length of Mr. Longval’s commute (measured either in time or miles); or

•	any other action or inaction that constitutes a material breach by the Company of the employment agreement;

provided, however, that with respect to any termination by Mr. Longval, Mr. Longval shall have first provided written notice to the Company of the existence of the condition proposed to be relied upon within 90 days of the initial existence of the condition, shall have given the Company a period of 30 days during which it may remedy the condition, the Company shall have failed to do so during such period and Mr. Longval must resign his employment effective not later than 30 days following the expiration of such remedy period.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between the Company and Scott Longval dated as of October 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Annalee Lutgen
Name:	Annalee Lutgen
Title:	Treasurer and Director of Finance

Date: October 26, 2020